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EXHIBIT 14.1

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Supervisory Board

Fresenius Medical Care AG & Co. KGaA:

We consent to the incorporation by reference in registration statement (No. 333-189721) on Form S-8 of Fresenius Medical Care AG & Co. KGaA of our reports dated February 20, 2019, except for the restatement as to the effectiveness of internal control over financial reporting for the material weakness related to revenue recognition specific to estimating the transaction price on certain fee-for-service revenue arrangements, as to which the date is October 31, 2019, with respect to the consolidated balance sheets of Fresenius Medical Care AG & Co. KGaA and its subsidiaries (the Company) as of December 31, 2018 and 2017, and the related consolidated statements of income, comprehensive income, cash flows and shareholders' equity for each of the years in the three-year period ended December 31, 2018, and the effectiveness of internal control over financial reporting as of December 31, 2018, which reports appear in the December 31, 2018 annual report on Form 20-F/A of Fresenius Medical Care AG & Co. KGaA.

Our report dated February 20, 2019, except for the restatement as to the effectiveness of internal control over financial reporting for the material weaknesses related to revenue recognition specific to estimating the transaction price on certain fee-for-service revenue arrangements, as to which the date is October 31, 2019, on the effectiveness of internal control over financial reporting as of December 31, 2018, expresses our opinion that the Company did not maintain effective internal control over financial reporting as of December 31, 2018 because of the effect of material weaknesses on the achievement of control objectives of the control criteria and contains an explanatory paragraph that states that a material weakness was identified related to revenue recognition specific to estimating the transaction price on certain fee-for-service revenue arrangements.

Our report with respect to the 2018 consolidated financial statements dated February 20, 2019, except for the restatement as to the effectiveness of internal control over financial reporting for the material weakness related to revenue recognition specific to estimating the transaction price on certain fee-for-service revenue arrangements, as to which the date is October 31, 2019, contains an explanatory paragraph that states the Company adopted IFRS 15, Revenue From Contracts With Customers, and IFRS 9, Financial Instruments.

/s/ KPMG AG Wirtschaftsprüfungsgesellschaft

Frankfurt am Main, Germany

October 31, 2019

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  EXHIBIT 14.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM